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                                                                     EXHIBIT 5.1

                             ANDREWS & KURTH L.L.P.
                         600 Travis Street, Suite 4200
                             Houston, Texas  77002

                                 March 5, 2001


Board of Directors
Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Sterling Bancshares Capital Trust II
c/o Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Sterling Bancshares Capital Trust III
c/o Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Gentlemen:

          We have acted as special Texas and New York counsel to Sterling Bancshares, Inc., a Texas corporation (the "Company"), Sterling Bancshares Capital Trust II, a Delaware statutory business trust ("Trust II"), and Sterling Bancshares Capital Trust III, a Delaware statutory business trust ("Trust III," and together with Trust II, the "Trusts" and each individually, a "Trust"), in connection with the creation of Trust II and Trust III and in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form S-3 filed by the Company and the Trusts with the Commission (Commission File Number 333-55724) on February 15, 2001, as amended (such registration statement being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of

     (a) trust preferred securities of Trust II (the "Trust II Preferred Securities"),

     (b) trust preferred securities of Trust III (the "Trust III Preferred Securities," and collectively with the Trust II Preferred Securities, the "Trust Preferred Securities"),

     (c) junior subordinated debentures (the "Subordinated Debentures") to be issued by the Company to each of the Trusts,
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
Sterling Bancshares Capital Trust III
March 5, 2001
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     (d)  the guarantee of the Company (the "Trust II Guarantee") pursuant to the Preferred Securities Guarantee Agreement relating to the Trust II Preferred Securities (the "Trust II Guarantee Agreement"), and

     (e) the guarantee of the Company (the "Trust III Guarantee," and, collectively with the Trust II Guarantee, the "Guarantees") pursuant to the Preferred Securities Guarantee Agreement relating to the Trust III Preferred Securities (the "Trust III Guarantee Agreement," and collectively with the Trust II Guarantee Agreement, the "Guarantee Agreements").

The Subordinated Debentures are to be issued in two separate series in accordance with the provisions of an indenture to be entered into between the Company and Bankers Trust Company, as trustee (the "Indenture"), and two supplemental indentures (each, a "Supplemental Indenture"). The Trust Preferred Securities, the Subordinated Debentures and the Guarantees are collectively referred to herein as the "Securities." The Trust Preferred Securities, the Indenture, each Supplemental Indenture and each Guarantee Agreement are collectively referred to herein as the "Opinion Documents."

          In rendering the opinions expressed below, we have examined

     (i)    the Registration Statement, as amended to the date hereof,

     (ii)   the Prospectus,

     (iii) the Certificate of Trust of Trust II (the "Certificate of Trust II") filed with the Secretary of State of the State of Delaware on February 13, 2001,

     (iv)   the Declaration of Trust of Trust II dated February 13, 2001,

     (v) the Certificate of Trust of Trust III (the "Certificate of Trust III") filed with the Secretary of State of the State of Delaware on February 13, 2001,

     (vi)   the Declaration of Trust of Trust III dated as of February 13, 2001,

     (vii) the form of the Guarantee filed as Exhibit 4.5 to the Registration Statement,

     (viii) the form of the Indenture filed as Exhibit 4.7 to the Registration Statement,

     (ix) the form of the Supplemental Indenture filed as Exhibit 4.8 to the Registration Statement,

     (x)    the form of the Subordinated Debenture filed with the Indenture,
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
Sterling Bancshares Capital Trust III
March 5, 2001
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     (xi)   the form of the Amended and Restated Declaration of Trust to be executed with respect to each Trust,

     (xii)  the form of the Trust Preferred Securities, and

     (xiii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons.

We have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trusts, and others.

          In rendering the opinions expressed below, we have assumed, without verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company or the Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

          In rendering the opinions expressed below with respect to the Securities, we have assumed that the Amended and Restated Declarations of Trust, the Preferred Securities, the Guarantees, the Subordinated Debentures, the Indenture, and the Supplemental Indentures, when executed, will be duly executed and delivered in substantially the form reviewed by us and that the terms of the Subordinated Debentures when established in conformity with the Indenture and applicable Supplemental Indenture will not violate any applicable law, and (without limiting the generality of the foregoing) that Section 5-501.6.b of the New York General Obligations Law will apply to the transactions contemplated by the Opinion Documents. In addition, we have assumed the receipt by each person to whom and for whose benefit a Trust Preferred Security is to be issued by each Trust (collectively, the "Preferred Security Holders") of a certificate for such Trust Preferred Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Preferred Security Holders, of a global security for the time being evidencing such Trust Preferred Securities, and the payment for the Trust Preferred Securities so acquired, in accordance with the applicable Amended and Restated Declaration of Trust and the Registration Statement. We have assumed that the Trust Preferred Securities will be issued and sold to the Preferred Security Holders in accordance with the applicable Amended and Restated Declaration

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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
Sterling Bancshares Capital Trust III
March 5, 2001
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of Trust and the Registration Statement (including a Prospectus Supplement with respect thereto).

          Based on and subject to the foregoing, and subject also to the additional assumptions, limitations and exceptions set forth below, it is our opinion that:

     1. The Preferred Securities of each Trust, when issued and paid for as contemplated in its Amended and Restated Declaration of Trust and the Registration Statement and the applicable Prospectus Supplement, will represent valid and, subject to the qualifications set forth in paragraph 2 below, fully paid and non-assessable preferred beneficial interests in assets of the respective Trust.

     2. Upon full payment by the Preferred Securities Holders of the purchase price for the Preferred Securities, the Preferred Security Holders, as beneficial owners of the respective Trusts, will be entitled under the Delaware Business Trust Act (Delaware Code, Title 12, (S)3801(a)) to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.

     3. Assuming that the Subordinated Debentures of each series have been duly authorized, authenticated and issued in accordance with the Indenture and the applicable Supplemental Indenture and delivered and paid for as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Subordinated Debentures will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and the applicable Supplemental Indenture and enforceable against the Company in accordance with their terms, except to the extent expressed below.

     4. Assuming that each Guarantee Agreement has been duly authorized, executed and delivered and the Preferred Securities to which the Guarantee contained in such Guarantee Agreement relates have been duly issued and delivered by the applicable Trust and paid for as contemplated by the Registration Statement, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent expressed below.

          The opinions expressed above with respect to the obligations of the Company and the Trusts with reference to any Security are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' and equity holders' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
Sterling Bancshares Capital Trust III
March 5, 2001
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          We express no opinion as to (i) Section 3.7 of the Indenture, Section
4.3 of either Supplemental Indenture or Section 6.1 of either Guarantee Agreement, to the extent any such provision purports to apply with respect to any indebtedness or other obligation of the Company that existed at the time of its execution and delivery of the Indenture, or such Supplemental Indenture or Guarantee Agreement, as the case may be, (ii) Section 9.1(b) of the Indenture, to the extent it purports to authorize the Trustee to discriminate among series of the Securities without their holders' consent, or (iii) any provision of any Opinion Document that (a) constitutes an agreement to agree, (b) relates to separability or severability, (c) purports to bind non-parties, (d) purports to render any obligation absolute and unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any fact or circumstance, or (e) relates to indemnification, to the extent such indemnification is not within the reasonable contemplation of the parties or is contrary to Federal securities laws or the policy underlying such laws. In addition, notwithstanding that various provisions of the Indenture purport to contemplate that the several series of the Securities may have different trustees, we have assumed (and our opinions herein are conditioned upon such assumption) that a single institution will at all times act as trustee under the Indenture for the holders of all series of the Securities.

          This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of the Indenture, each Supplemental Indenture, each Guarantee Agreement and each such Security (a) the Company and each of the Trusts will be validly existing in good standing under the law of its respective jurisdiction of organization or creation, as the case may be, it will have full power and authority to execute, deliver and perform its obligations under the Opinion Documents to which it is a party and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of execution and delivery thereof or (in the case of a Guarantee) at the time of execution and delivery of the applicable Guarantee Agreement (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto,
(v) the Company and each of the Trusts will be validly existing and in good standing under the applicable jurisdiction of incorporation or formation and
(vi) there shall not
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
Sterling Bancshares Capital Trust III
March 5, 2001
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have occurred any change in law or fact that would affect the validity or enforceability of such Security.

          We express no opinion other than as to any laws other than (a) as to paragraphs 1 and 2, the Delaware Business Trust Act and as to paragraphs 3 and 4, the laws of the State of New York, and to the extent applicable, to the federal laws of the United States and we do not express any opinion as to any other laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express prior written consent.

                              Very truly yours,


                              /s/ ANDREWS & KURTH L.L.P.
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                              ANDREWS & KURTH L.L.P.